UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2007

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WGNB Corp.
(Exact name of registrant as specified in its charter)

Georgia	000-30805	58-1640130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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201 Maple Street
P.O. Box 280
Carrollton, Georgia 30117
(Address of principal executive offices)
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Registrant's telephone number, including area code: (770) 832-3557
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Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2007, WGNB Corp. (“WGNB”) and its wholly owned subsidiary, West Georgia National Bank (the “Bank”), entered into a definitive Agreement and Plan of Reorganization (the “Merger Agreement”) with First Haralson Corporation (“First Haralson”) and its wholly owned subsidiary, First National Bank of Georgia (“First National”). Pursuant to the Merger Agreement, First Haralson will be merged with and into WGNB and First National will be merged with and into the Bank. However, the Bank will change its name and operate after the merger as “First National Bank of Georgia.” Under the terms of the Merger Agreement, First Haralson’s shareholders may elect to receive cash, WGNB common stock, or a combination of both for approximately $46.25 million in the aggregate. The shareholder election is subject to limits of a minimum of $11,562,500 and a maximum of $18,500,000 of cash consideration being issued in the merger. In addition, the terms of the Merger Agreement allow First Haralson to pay a one-time, special dividend not to exceed $7.25 million in the aggregate, or approximately $35.67 per share, prior to the closing of merger.

The merger has been unanimously approved by the boards of directors of all parties and is subject to the approval of the shareholders of both WGNB and First Haralson. The directors of both WGNB and First Haralson have agreed to execute support agreements pursuant to which they agree to vote all of their shares beneficially owned in favor of the merger. In additional to shareholder approvals, the merger is subject to customary regulatory approvals including approval by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency. The Merger Agreement also includes customary representations, warranties and covenants of both parties. WGNB and First Haralson expect the merger to close in the second quarter of 2007.

WGNB will file a registration statement, including a joint proxy statement addressed to both WGNB and First Haralson shareholders seeking their approval of the merger and a prospectus for the WGNB stock to be offered in the merger, with the Securities and Exchange Commission (the “SEC”). Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by WGNB at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by WGNB with the SEC may also be obtained for free from WGNB by directing a written request to WGNB Corp., 201 Maple Street, P.O. Box 280, Carrollton, Georgia 30117; attn: Treasurer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Reorganization dated January 22, 2007, by and among WGNB Corp., West Georgia National Bank, First Haralson Corporation and First National Bank of Georgia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGNB CORP.

Dated:	January 26, 2007	By:	/s/ Steven J. Haack
Name: Steven J. Haack
Title: Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization dated January 22, 2007, by and among WGNB Corp., West Georgia National Bank, First Haralson Corporation and First National Bank of Georgia